Exhibit 2.1

First Amendment to BUSINESS COMBINATION AGREEMENT

This First Amendment to Business Combination Agreement (this “Amendment”), dated as of June 22, 2023, is entered into by and among StoneBridge Acquisition Corporation, a Cayman Islands exempted company limited by shares (“Acquiror”), StoneBridge Acquisition Pte. Ltd., a Singapore private company limited by shares, with company registration number 202239721R and a direct wholly owned subsidiary of Acquiror (“Amalgamation Sub”), DigiAsia Bios Pte. Ltd., a Singapore private company limited by shares, with company registration number 201730295C (the “Company”), and Prashant Gokarn (the “Management Representative”), solely in his capacity as the Management Representative pursuant to the designation in Section 11.16 of the Business Combination Agreement (as defined below). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in the Business Combination Agreement.

RECITALS

WHEREAS, Acquiror, Amalgamation Sub and the Company are parties to that certain Business Combination Agreement, dated as of January 5, 2023 (the “Business Combination Agreement”);

WHEREAS, Section 11.10 of the Business Combination Agreement provides that the Business Combination Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by each of the parties thereto in the same manner as the Business Combination Agreement and which makes reference to the Business Combination Agreement; and

WHEREAS, Acquiror, Amalgamation Sub and the Company desire to amend the Business Combination Agreement pursuant to Section 11.10 thereof as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Amendment, and intending to be legally bound hereby, Acquiror, Amalgamation Sub and the Company agree as follows:

1.       Amendment of Section 10.01(b). Section 10.01(b) of the Business Combination Agreement is hereby amended to delete “June 30, 2023” and replace the foregoing with “December 29, 2023”.

2.       No Further Amendment. Except as expressly and specifically set forth herein, the Business Combination Agreement is not otherwise being amended, modified or supplemented and all terms and provisions of the Business Combination Agreement are and shall remain in full force and effect in accordance with its terms and nothing contained herein or in any other communication prior to the execution and delivery hereof shall be construed as a waiver by, or consent from, any party to the Business Combination Agreement of any condition, any covenant or other provision of the Business Combination Agreement.

3.       Governing Law; Jurisdiction; Waiver of Trial by Jury. The provisions of Sections 11.06 (Governing Law) and 11.12 (Dispute Resolution) of the Business Combination Agreement are hereby incorporated by reference as if set forth in full herein and shall apply hereto mutatis mutandis.

4.       Captions; Counterparts. The captions in this Amendment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the date first written above.

STONEBRIDGE ACQUISITION CORPORATION

By:
Name: Bhargava Marepally
Title: Chief Executive Officer

STONEBRIDGE ACQUISITION PTE. LTD.

By:
Name: Bhargava Marepally
Title: Director

DIGIASIA BIOS PTE. LTD.

By:
Name: Prashant Gokarn
Title: Co-Chief Executive Officer

Signature Page – First Amendment to Business Combination Agreement

MANAGEMENT REPRESENTATIVE

Name: Prashant Gokarn
Title: Management Representative

Signature Page – First Amendment to Business Combination Agreement